UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    October 3, 2005

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PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

On October 3, 2005, PanAmerican Bank (the “Bank”), a subsidiary of PanAmerican Bancorp (the “Company”), provided a bridge loan of up to $500,000 to Robert Nichols, the Chief Financial Officer of the Company. The bridge loan is unsecured, has a term 90 days and an interest rate equal to the prime rate. The current amount outstanding under the bridge loan is $162,000.

On November 15, 2005, the Bank provided a consumer loan in the amount of $150,000 to Michael E. Golden, the Chief Executive Officer of the Company and a director of the Bank and the Company. The consumer loan to Michael E. Golden is unsecured, has a term of six months and an interest rate equal to the prime rate. The current amount outstanding under the consumer loan is $150,000.

The Company believes that each of the consumer loans discussed above were provided in the ordinary course of the consumer credit business of the Bank and is on the same terms and conditions at loans made by the Bank to unrelated third parties.

ITEM 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

None.

(b)

Pro forma financial information.

None.

(c)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1*	Loan Agreement with Robert Nichols, dated as of October 3, 2005.

10.2*	Loan Agreement with Michael E. Golden, dated as of November 15, 2005.

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*To be filed by amendment or with Form 10-QSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERICAN BANCORP
By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

Dated:    November 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Loan Agreement with Robert Nichols, dated as of October 3, 2005.

10.2*	Loan Agreement with Michael E. Golden, dated as of November 15, 2005.

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*To be filed by amendment or with Form 10-QSB.